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                                                                     EXHIBIT 4.1

[FACE OF CERTIFICATE]
COMMON STOCK
NUMBER [Alpha letter]
PAR VALUE $0.001
FORMED UNDER THE LAWS OF THE STATE OF MARYLAND Sunset Financial Resources, Inc. A MARYLAND CORPORATION
COMMON STOCK
SHARES
PAR VALUE $0.001
THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY OR RIDGEFIELD PARK, NJ
CUSIP 867708 10 9
SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT
IS THE OWNER OF
FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF Sunset Financial Resources, Inc. (the "Company"), transferable on the books of the Company by the holder hereof in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized representatives.
Dated:
Secretary
Chairman
[CORPORATE SEAL]
COUNTERSIGNED AND REGISTERED:
Mellon Investor Services LLC
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE
THERE ARE RESTRICTIONS ON THE TRANSFER OF THE SHARES EVIDENCED BY THIS CERTIFICATE AS MORE FULLY SET FORTH ON THE REVERSE HEREOF.

[BACK OF CERTIFICATE]
SUNSET FINANCIAL RESOURCES, INC.

     This Certificate and the shares represented hereby are subject in all respects to the laws of the State of Maryland and to the Articles of Incorporation and Bylaws of the Company and any amendments thereto. The Articles of Incorporation, as amended, provide that no shareholder shall have any preemptive rights to acquire unissued or treasury shares of the Company. The Articles of Incorporation also restrict the transfer of the shares of common stock evidenced by this Certificate in connection with the qualification by the Company as a real estate investment trust. Copies of the Company's Articles of Incorporation are on file with the State of Maryland Department of Assessments and Taxation and will be furnished to any shareholder of record without charge upon written request to the Company at its principal place of business or registered office.

     The Company will furnish a full statement of the designations and any preferences, conversion and other rights, voting powers. restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class which the Company is authorized to issue and the difference in the relative rights and preferences between the shares of each series of any preferred class to the extent they have been set and the authority of the company managers to set the relative rights and preferences of subsequent series to any holder of shares without charge on written request to the Company at its principal place of business or registered office.

The shares represented by this Certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose of the Company's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Company's Articles of Incorporation, (i) no Person may Beneficially Own or Constructively Own shares of any class or series of the Company's Capital Stock in excess of 9.8% of the aggregate value of the outstanding shares of any such class or series of Capital Stock unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Company being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT; and (iii) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Company being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Company. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for

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the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Articles of Incorporation of the Company, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Company on request and without charge.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT - (Cust) Custodian (Minor) under Uniform Gifts to Minors Act (State)
Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE Please print or typewrite name and address including postal zip code of assignee

Shares of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within-named Company with full power of substitution in the premises.
Dated,
SIGNATURE(S)
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER. Signature(s) Guaranteed: THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, AS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.